Exhibit 99.1

NEWS RELEASE WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports
Third Quarter 2010 Results
➢	Earnings per share of $0.74 compared to $0.79 in the comparable quarter last year which included $0.29 of favorable discrete items

➢	Operating margins improved to 4.6%, up 60 basis points versus last year, and up 50 basis points sequentially

➢	Consolidated sales of $1.3 billion increased 15% over last year’s comparable quarter and 5% sequentially

➢	Sales to industrial and construction customers increased 27% and 15%, respectively, over last year’s comparable quarter; data communication product category sales up 21%
PITTSBURGH, October 21, 2010/PRNewswire/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical and industrial MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its third quarter financial results.
The following are results for the three months ended September 30, 2010 compared to the three months ended September 30, 2009:
•	Consolidated net sales were $1,324.6 million for the third quarter of 2010, compared to $1,152.4 million for the third quarter of 2009, an increase of 14.9%. Third quarter 2010 consolidated net sales included a 0.9% positive impact from foreign exchange rates. Third quarter 2010 sales increased 5.2% compared to the second quarter 2010, which included a 0.2% negative impact from foreign exchange.

•	Gross profit was $257.8 million, or 19.5% of sales, for the third quarter of 2010, compared to $220.9 million, or 19.2% of sales, for the third quarter of 2009.

•	Sales, general & administrative (SG&A) expenses were $190.6 million, or 14.4% of sales, for the current quarter, compared to $168.3 million, or 14.6% of sales, for the third quarter of 2009. WESCO’s third quarter 2009 SG&A expenses included a net favorable impact of approximately $7.0 million related to temporary cost and discretionary benefit reductions.

•	Operating profit was $61.2 million, or 4.6% of sales, for the current quarter, compared to $46.2 million, or 4.0% of sales, for the comparable 2009 quarter. After adjusting for the 2009 impact of the temporary cost and discretionary benefit reductions, operating margins improved by approximately 120 basis points.

•	Total interest expense for the third quarter of 2010 was $13.7 million, compared to $13.6 million for the third quarter of 2009. Interest expense in the current quarter was comprised of $12.5 million of cash interest expense and $1.2 million of non-cash interest expense. Interest expense in the comparable prior year quarter was comprised of $10.7 million of cash interest expense and $2.9 million of non-cash interest expense.

•	The effective tax rate for the current quarter was 29.1%, compared to 15.8% for the prior year quarter. Without the impact of 2009’s convertible debenture exchange, the effective tax rate for the third quarter of 2009 would have been 20.3%.

•	Net income for both the current quarter and the prior year comparable quarter was approximately $33.7 million. The pre-tax gain on 2009’s convertible debenture exchange net of related tax effects had a $6.6 million favorable impact on net income in the third quarter of 2009.

•	Diluted earnings per share for the third quarter of 2010 was $0.74 per share, based on 45.5 million shares outstanding, versus $0.79 per share in the third quarter of 2009, based on 42.8 million shares outstanding. The pre-tax gain on 2009’s convertible debenture exchange net of related tax effects had a $0.16 per share favorable impact in the third quarter of 2009. Temporary cost and discretionary benefit reductions in the third quarter of 2009 contributed $0.13 to reported EPS.

•	Free cash flow for the third quarter of 2010 was $2.6 million, compared to free cash flow of $81.9 million for the third quarter of 2009.
Mr. John J. Engel, WESCO’s Chief Executive Officer, stated, “Our sales and operating margin results improved significantly in the third quarter, and we have positive momentum across our business. Execution of our growth initiatives yielded double digit sales growth in the industrial and construction end markets and the data communications product category, and our backlog continued to grow. We delivered strong operating margin expansion this year, increasing from 3.3% in the first quarter to 4.1% in the second quarter and 4.6% in the third quarter, demonstrating the operating leverage in our business model. We continue to see excellent opportunities to strengthen our portfolio, invest in our growth initiatives and improve our market position through the recovery phase of this cycle.”
The following results are for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009:
•	Consolidated net sales were $3,732.3 million for the first nine months of 2010, compared to $3,491.2 million for the first nine months of 2009, an increase of 6.9%. Consolidated net sales for the first nine months of 2010 included a 1.5% positive impact from foreign exchange rates.

•	Gross profit was $728.2 million, or 19.5% of sales, for the first nine months of 2010, compared to $682.9 million, or 19.6% of sales, for the first nine months of 2009.

•	SG&A expenses were $559.6 million, or 15.0% of sales, for the first nine months of 2010, compared to $525.7 million, or 15.1% of sales, for the first nine months of 2009. WESCO’s SG&A expenses for the first nine months of 2009 included a net favorable impact of approximately $19.0 million related to temporary cost and discretionary benefit reductions.

•	Operating profit was $150.9 million, or 4.0% of sales, for the nine months ended September 30, 2010, compared to $137.3 million, or 3.9% of sales, for the nine months ended September 30, 2009. After adjusting for the 2009 impact of the temporary cost and discretionary benefit reductions, operating margins improved by approximately 60 basis points.

•	Total interest expense for the nine months ended September 30, 2010 was $41.7 million, compared to $39.9 million for the nine months ended September 30, 2009. Interest expense for the first nine months of 2010 was comprised of $38.0 million cash interest expense and $3.7 million non-cash interest expense. Interest expense for the first nine months of 2009 was comprised of $29.3 million cash interest expense and $10.6 million non-cash interest expense.

•	The effective nine month tax rate was 28.9% for 2010 compared to 22.5% for 2009. Without the impact of 2009’s convertible debenture exchange, the 2009 year to date effective tax rate would have been 24.1%.

•	Net income for the first nine months of 2010 was $80.7 million, compared to $83.4 million for the first nine months of 2009. The pre-tax gain on 2009’s convertible debenture exchange net of related tax effects had a $6.6 million favorable impact on net income in the first nine months of 2009.

•	Diluted earnings per share for the first nine months of 2010 was $1.79 per share, based on 45.2 million shares outstanding, versus $1.95 per share for the first nine months of 2009, based on 42.6 million shares outstanding. The pre-tax gain on 2009’s convertible debenture exchange net of related tax effects had a $0.16 per share favorable impact in the first nine months of 2009.

•	Free cash flow for the first nine months of 2010 was $65.4 million, compared to $280.4 million in the comparable prior year period.
Mr. Engel continued, “The market remains highly competitive with an excellent opportunity for share gain and value creation by strong, well capitalized and innovative companies like WESCO. We are continuing to invest in our business and our people and remain focused on providing superior customer service, maintaining our efficient cost structure, strengthening our organization and producing improved shareholder returns. The WESCO team is stepping up to meet the increased demands of our customers, and I would like to thank all our employees for their extra effort and commitment in working together to actively sell and support our entire portfolio of products and services to all customer groups.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 21, 2010, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
# # #
WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2009 annual sales were approximately $4.6 billion. The Company employs approximately 6,100 people, maintains relationships with over 17,000 suppliers, and serves over 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 380 full-service branches in North America and select international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as the Company’s other reports filed with the Securities and Exchange Commission.
Contact: Richard Heyse, Vice President & Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		September 30,
	2010		2009
Net sales	$1,324.6		$1,152.4
Cost of goods sold (excluding depreciation and amortization below)	1,066.8	80.5%	931.5	80.8%
Selling, general and administrative expenses	190.6	14.4%	168.3	14.6%
Depreciation and amortization	6.0		6.4

Income from operations	61.2	4.6%	46.2	4.0%
Interest expense, net	13.7		13.6
Gain on debt exchange	—		(6.0)
Other income	—		(1.4)

Income before income taxes	47.5	3.6%	40.0	3.5%
Provision for income taxes	13.8		6.3

Net income	$33.7	2.5%	$33.7	2.9%

Diluted earnings per common share	$0.74		$0.79
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	45.5		42.8

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2010		2009
Net sales	$3,732.3		$3,491.2
Cost of goods sold (excluding depreciation and amortization below)	3,004.1	80.5%	2,808.3	80.4%
Selling, general and administrative expenses	559.6	15.0%	525.7	15.1%
Depreciation and amortization	17.7		19.9

Income from operations	150.9	4.0%	137.3	3.9%
Interest expense, net	41.7		39.9
Gain on debt exchange	—		(6.0)
Other income	(4.3)		(4.1)

Income before income taxes	113.5	3.0%	107.5	3.1%
Provision for income taxes	32.8		24.1

Net income	$80.7	2.2%	$83.4	2.4%

Diluted earnings per common share	$1.79		$1.95
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	45.2		42.6

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current Assets
Cash and cash equivalents	$103.1	$112.3
Trade accounts receivable	796.4	635.8
Inventories, net	552.0	507.2
Other current assets	66.3	75.7

Total current assets	1,517.8	1,331.0
Other assets	1,117.5	1,163.2

Total assets	$2,635.3	$2,494.2

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$574.9	$453.1
Current debt	96.7	94.0
Other current liabilities	163.3	133.7

Total current liabilities	834.9	680.8

Long-term debt	483.6	597.9
Other noncurrent liabilities	221.5	219.2

Total liabilities	1,540.0	1,497.9

Stockholders’ Equity
Total stockholders’ equity	1,095.3	996.3

Total liabilities and stockholders’ equity	$2,635.3	$2,494.2

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009
Operating Activities:
Net income	$80.7	$83.4
Add back (deduct):
Depreciation and amortization	17.7	19.9
Deferred income tax	(4.6)	5.4
Change in Trade and other receivables, net	(149.6)	148.9
Change in Inventories, net	(40.9)	117.1
Change in Accounts Payable	118.4	(69.7)
Other	53.8	(14.1)

Net cash provided by operating activities	75.5	290.9

Investing Activities:
Capital expenditures	(10.1)	(10.5)
Acquisition payments	(14.3)	(0.2)
Proceeds from sale of subsidiary	40.0	—
Collection of note receivable	15.0	—
Other	4.9	1.4

Net cash provided (used) by investing activities	35.5	(9.3)

Financing Activities:
Debt borrowing (repayments), net	(115.5)	(241.3)
Equity activitiy, net	1.2	0.5
Other	(8.6)	(24.4)

Net cash used by financing activities	(122.9)	(265.2)

Effect of exchange rate changes on cash and cash equivalents	2.7	8.6

Net change in cash and cash equivalents	(9.2)	25.0
Cash and cash equivalents at the beginning of the period	112.3	86.3

Cash and cash equivalents at the end of the period	$103.1	$111.3

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
	2010	2009
Financial Leverage:
Income from operations	$193,476	$179,952
Depreciation and amortization	23,803	26,045

EBITDA	$217,279	$205,997

	September 30,	December 31,
	2010	2009
Current Debt	$96,673	$93,977
Long-term Debt	483,646	597,869
Debt discount related to convertible debentures(1)	178,959	182,689

Total Debt including debt discount	$759,278	$874,535

Financial leverage ratio	3.5	4.2
Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
(dollar amounts in millions)	2010	2009	2010	2009
Free Cash Flow:
Cash flow provided by operations	$6.7	$86.2	$75.5	$290.9
Less: Capital Expenditures	(4.1)	(4.3)	(10.1)	(10.5)

Free Cash Flow	$2.6	$81.9	$65.4	$280.4

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company’s financing needs.

(1)	The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2010	2009
Gross Profit:
Net Sales	$1,324.6	$1,152.4
Cost of goods sold (excluding depreciation and amortization)	1,066.8	931.5

Gross profit	$257.8	$220.9

Gross margin	19.5%	19.2%

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2009
Gross Profit:
Net Sales	$3,732.3	$3,491.2
Cost of goods sold (excluding depreciation and amortization)	3,004.1	2,808.3

Gross profit	$728.2	$682.9

Gross margin	19.5%	19.6%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

Three Months
Ended
September 30,
2009
Adjusted Operating Profit:
Income from operations	$46.2
Less: Temporary cost reductions	(7.0)

Adjusted operating profit	$39.2

Net Sales	$1,152.4
Adjusted operating profit as a percentage of net sales	3.4%
Note: Adjusted operating profit is provided by the Company as an additional financial measure to show the quality of 2010 earnings. Adjusted operating profit is calculated by deducting the impact of 2009 temporary cost and discretionary benefit reductions from 2009 income from operations.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(dollar amounts in millions)
(Unaudited)

				Adjusted
	Three Months			Three Months
	Ended	Temporary	Gain on	Ended
	September 30,	Cost	Convertible	September 30,
	2009	Reductions	Debt	2009
Adjusted Income Before Taxes, Net Income and EPS:
Income before taxes	$40.0	$7.0	$6.0	$27.0
Income tax expense	6.3	1.4	(0.6)	5.5

Net income	$33.7	$5.6	$6.6	$21.5

Earnings per share	$0.79	$0.13	$0.16	$0.50
Note: Adjusted income before taxes is provided by the Company as an additional financial measure to show the quality of 2010 earnings. Adjusted income before taxes is calculated by deducting the impact of 2009 temporary cost and discretionary benefit reductions and the gain on the convertible debenture exchange from 2009 reported income before taxes. Earnings per share is calculated by dividing net income by 42.8 million shares.